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Magna Entertainment Corp.
337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

EXHIBIT 99.1

PRESS RELEASE
MAGNA ENTERTAINMENT CORP. ANNOUNCES SALE OF GOLF CLUB

AURORA, ON, August 25, 2006 — Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A) today announced that it has sold the Magna Golf Club located in Aurora, Ontario to Magna International Inc. ("MI") for proceeds of approximately Cdn$50 million plus the value of net working capital, subject to various closing adjustments. Of the sale proceeds, Cdn$32.6 million was used to pay all amounts owing under certain loan agreements between MEC and Bank Austria Creditanstalt AG related to the Magna Golf Club. In addition, a subsidiary of MI Developments Inc. will receive a fee of 1% of the net sale proceeds as consideration for waiving repayment rights under the MEC bridge loan agreement made as of July 22, 2005, as amended.

The sale was supervised by the Special Committee of MEC's board of directors, consisting of Jerry D. Campbell (Chairman), Louis E. Lataif and William J. Menear. The transaction was approved by MEC's board after a favorable recommendation of the Special Committee.

Blake Tohana, Executive Vice-President and Chief Financial Officer of MEC, commented: "This transaction is another step in our recapitalization plan to sell non-core assets and reduce debt in order to strengthen our balance sheet. We remain committed to further improving our balance sheet and are focused on continuing to reduce debt with the proceeds from asset sales such as The Meadows."

This press release contains "forward-looking statements" within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, among others, statements regarding: our strategies and plans; expectations as to financing and liquidity requirements and arrangements; expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain redevelopment projects, transactions or other objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new racetracks or other developments, products and services; expectations as to the timing and receipt of government approvals and regulatory changes in gaming and other racing laws and regulations; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, operating results, prospects or liquidity; projections, predictions, expectations, estimates, beliefs or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analyses made in the light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:
Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive, Aurora, ON L4G 7K1
Telephone: 905-726-7493
www.magnaent.com

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PRESS RELEASE MAGNA ENTERTAINMENT CORP. ANNOUNCES SALE OF GOLF CLUB